                                                                    EXHIBIT 10.8



                    [LETTERHEAD OF GMS DENTAL GROUP, INC.]


November 7, 1996


Mr. Norm Huffaker



Dear Norm:

This letter sets forth the basic terms and conditions of your offer of employment as the Vice President of Finance and Chief Financial Officer of GMS Dental Group, Inc., (the "Company").

     1.   Base Compensation.  During the term of your employment, the Company
          -----------------
will pay you as compensation for your services as base salary at the annual rate of $140,000 or at such higher rate as the Company may determine from time to time ("Base Salary"). Your Base Salary will be payable in accordance with the Company's standard payroll procedures.

     2.   Duties.  You shall perform such executive duties as may be delegated
          ------
to you by the Board of Directors or Chief Executive Officer of the Company. You shall be employed on a full-time basis and shall devote all of your working time, attention and energies to the Company during the term of your employment. Notwithstanding the preceding, you will not be precluded from engaging in appropriate professional, educational, civic, charitable or religious activities or from devoting a reasonable amount of time to private investments that do not interfere or conflict with your responsibilities to the Company. You shall principally perform your duties hereunder at the principal executive offices of the Company in Yorba Linda, California or such other location within the county of Orange, California as may be designated in a notice by the Company to you.

     3.   Terms of Employment.  Your employment with the Company is "at-will".
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In other words, either you or the Company can terminate your employment at any time for any reason, with or without cause.

Mr. Norm Huffaker
November 7, 1996
Page 2 of 6


     4.   Employee Benefits.  During the term of your employment you will be
          -----------------
eligible for the employee benefit plans and executive compensation programs maintained from time to time for other senior executive employees of the Company to the extent that senior executive employees are eligible to participate in such programs and if you qualify for participation in any such program. These benefits may change from time to time.

     5.   Additional Benefits.  You will be provided with the following
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additional benefits:

          (a)  Incentive Bonus.  Prior to each fiscal year-end of the Company
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during the term of your employment with the Company, the Chief Executive Officer shall consult with you to develop annual financial performance objectives for the Company for the next subsequent fiscal year of the Company. Commencing with the Company's 1997 fiscal year and for each fiscal year of the Company thereafter during your employment with the Company, the Company shall pay you, in addition to your Base Salary, an annual bonus ("Bonus") determined as provided below. The Bonus shall be paid within sixty (60) days after the end of each fiscal year during the term of your employment with the Company.

          Bonus                                   Performance Goal
          -----                                   ----------------

     40% of Base Salary                      Company exceeds financial
                                             performance objectives by 10%

     30% of Base Salary; with a linear       Company achieves 100% of financial
     reduction to 0% as the percentage       performance objectives
     of financial performance objectives
     achieved decreases from 100% to
     75%

     0% of Base Salary                       Company achieves less than 75% of
                                             financial performance objectives

Mr. Norm Huffaker
November 7, 1996
Page 3 of 6


          (b)  Stock Options.  You will receive a grant of options to purchase
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100,000 shares of the Company's Common Stock which shall be exercisable during your term of employment, at an exercise price equal to the fair market value of the date of grant as determined in good faith by the Board of Directors of the Company. The options will be granted in two separate grants:

               (i) a grant of options to purchase 50,000 shares of the Company's Common Stock under the Company's 1996 Stock Option Plan which shall vest at the rate of 25% per year over four years; and

               (ii) a grant of options to purchase 50,000 shares of the Company's Common Stock under the Company's 1996
          Performance Stock Option Plan.

You should note the following legend that applies to both the offer contained in this letter and to the Company's shares that will be issued pursuant to the terms of the stock option plans described above:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFER FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

You and the Company will enter into a stock option agreement dated as of the date of this letter agreement as required under the provisions of the applicable stock option plan.

     6.   Business Expenses.  During the term of your employment, the Company
          ------------------
shall reimburse you for necessary and reasonable travel, entertainment and other business expenses appropriately incurred by you in connection with performing your duties. The Company will reimburse you for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

Mr. Norm Huffaker
November 7, 1996
Page 4 of 6


     7.   Proprietary Information Agreement.  You will be required to sign and
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abide by the terms of the accompanying proprietary information agreement.

     8.   Vacation and Holidays.  You shall be entitled to fully-paid vacation
          ----------------------
time and holidays consistent with Company policy as may be in place from time to time.

     9.   Severance Compensation.
          -----------------------

          (a) In the event that your employment with the Company is terminated by the Company for any reasons other than "cause" (as defined below) and provided that you comply with the provisions of Section 10 hereof, you shall be entitled to continue to receive from the Company your Base Salary then in effect for a period of nine (9) complete months following the effective date of such termination. For purposes of this letter agreement, "cause" shall mean termination of your employment due to (i) your continuance inattention to your duties after at least one (1) written notice of same has been given to you and you have been given an opportunity to cure the same within thirty (30) days after such notice, (ii) any breach by you of Section 10 of this letter agreement or (iii) any act committed by you which constitutes gross recklessness, willful or gross misconduct, fraud or criminal conduct.

          (b) During any period in which you receive severance compensation pursuant to subsection (a) of this Section 9, you shall further be entitled to medical, life insurance, disability insurance and any other similar benefits to the same extent as theretofore provided by the Company to you prior to the effective date of termination of your employment.

     10.  Restrictive Covenants and Confidentiality.
          ------------------------------------------

          (a)  Non-Solicitation.  You agree that during the term of your
               ----------------
employment and for a period of one (1) year following any termination thereof (for any reason), you shall not (either directly or indirectly) solicit, entice, encourage or induce any person who at any time within one (1) year prior to your termination of employment shall have been an employee of the Company or any of its subsidiaries, or who is a dentist who is employed by or performing professional services for any dental practice managed by the Company or one of its subsidiaries, to become employed by or associated with any person, firm or corporation other than the Company, and you shall not approach any such employee or dentist for such purpose or encourage the taking of such actions by any other person, firm or corporation or assist any such person, firm or corporation in taking such action.

Mr. Norm Huffaker
November 7, 1996
Page 5 of 6

     (b)  Non-Compete.  You agree that during the term of your employment and
          -----------
during any period in which you are receiving severance compensation pursuant to
Section 9 hereof, you shall not, directly or indirectly, within a 50 mile radius of any location where the Company or any of its subsidiaries owns, manages, develops, or operates any dental practice or its assets during your employment, engage or participate or make any financial investments in, or become employed by, or act as an agent or principal of, or render advisory or other services to or for, any person, firm or corporation that is engaged, directly or indirectly, in any line of business then engaged in, or planned to be engaged in, by the Company (a "Competing Enterprise"). Nothing herein contained, however, shall restrict you from holding investments in not more than three percent (3%) of the voting securities or any Competing Enterprise whose stock is listed on a national securities exchange or is actively traded on the National Association of Securities Dealers Automated Quotation System, so long as in connection with such investments you do not render services to a Competing Enterprise.

     11.  Survival.  The provisions of this letter agreement shall survive the
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termination of your employment with the Company, irrespective of the reason therefor.

     12.  Remedies.  You acknowledge that the services to be rendered by you are
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of a special, unique and extraordinary character and, in connection with such services, you will have access to confidential information vital to the Company's and its subsidiaries' businesses. By reason of this access, you consent and agree that if you violate any of the provisions of this letter agreement, the Company and its subsidiaries shall be entitled, without the need to show actual damages, to an injunction and a temporary restraining order from any court of competent jurisdiction restraining you from committing or continuing any such violation of this agreement. You acknowledge that damages at law would not be an adequate remedy for violation of this letter agreement, and you therefore agree that the provisions of this letter agreement may be specifically enforced against you in any court of competent jurisdiction. The rights, powers and remedies of the Company under this letter agreement are cumulative and not exclusive of any other right, power or remedy which the Company may have under any other agreement or by law.

     13.  Miscellaneous.
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          (a)  Successors and Assigns.  This letter agreement shall be binding
               ----------------------
or and inure to the benefit of the parties hereto and their heirs, executors, legal representatives, successors and assigns. Neither party shall have the right to assign its obligations, or all or any portion of their rights or interests under this letter agreement without the prior written consent of the other party hereto, and any attempt to do so will be null and void.

Mr. Norm Huffaker
November 7, 1996
Page 6 of 6


          (b)  Governing Law.  This letter agreement is made and entered into
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and is to be governed by the internal laws of the State of California applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of laws principles of such State.

          (c)  Severability.  If any provision of this letter agreement shall be
               ------------
adjudicated to be invalid, ineffective or unenforceable, the remaining provision of this letter agreement shall not be affected thereby. The invalid, ineffective and unenforceable provision shall without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

In order to acknowledge your acceptance of these terms, please sign one copy of this letter and return it to me.

Very truly yours,

GMS Dental Group, Inc.



By /s/ Grant M. Sadler
   ---------------------------------

Title   PRESIDENT
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I accept your offer of employment and I acknowledge the foregoing accurately sets forth the terms of my employment.

November ____________, 1996                     /s/ Norm Huffaker
                                          --------------------------------------
                                                    Norm Huffaker